Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-37229, 333-46243, 333-64069, 333-75253, 333-92023, 333-44928, 333-61948, 333-74180, 333-100759, 333-115572, 333-127658, 333-133933, 333-137466, 333-137467, 333-159032, and 333-165165) and on Forms S-8 (Nos.  333-89631, 333-91985, 333-37624, 333-37626, 333-115573, 333-127665, 333-127659, 333-147933, 333-150698, 333-157779, 333-166731, and 333-173947) of Home Properties, Inc. of our report dated February 22, 2013 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Boston, MA
February 22, 2013